SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
Unica Corporation

(Exact name of registrant as specified in its charter)

Delaware	04-3174345

(State of incorporation	(Employer
or organization)	Identification No.)

170 Tracer Lane, Waltham, Massachusetts	02451-1379

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-120615
       (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share

(Title of Class)

Item 1:  Description of Registrant’s Securities to be Registered.
The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.01 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-120615) is incorporated herein by reference.
Item 2:  Exhibits.
The following exhibits are filed herewith (or incorporated by reference as indicated below):
1.	Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1.
2.	Form of Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1.
3.	By-laws, incorporated by reference to Exhibit 3.3, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1.
5.	Form of Amended and Restated By-laws, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Unica Corporation
By:	/s/ Yuchun Lee
Yuchun Lee
President and Chief Executive Officer

Dated: July 27, 2005